UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________________
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 15, 2024
TRI-STATE GENERATION AND
TRANSMISSION ASSOCIATION, INC.
(Exact name of Registrant as specified in its charter)

Colorado		333-212006	84-0464189
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

1100 W. 116th Avenue
Westminster	,	Colorado	80234
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (303) 452-6111
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 1.01    Entry into a Material Definitive Agreement.

On March 15, 2024, Tri-State Generation and Transmission Association, Inc. (“Tri-State”) and JSI Construction Group LLC (“EPC Contractor”) entered into a Turnkey Engineering, Procurement and Construction Contract (Axial Basin Solar Project) (“Axial EPC”) for the construction of a 145 MW AC solar energy generation system to be located in Moffat County, Colorado (“Project”). The Project assets are being acquired by Tri-State from the Project owner, an affiliate of the EPC Contractor, pursuant to a separate agreement. Upon closing of the acquisition of the Project, Tri-State expects to issue the notice to proceed for the EPC Contractor to begin construction of the Project and such notice shall be provided by June 1, 2024.

The EPC Contractor is responsible for providing all materials, equipment, and labor for the construction of the Project, other than the supply of the transformer that is being provided by Tri-State. The EPC Contractor will develop, permit, engineer, design, procure, project manage, construct, interconnect, test, start-up, and commission the Project.

The Project is expected to begin commercial delivery of power and be placed in service by December 31, 2025. A failure to achieve such may result in liquidated damages payable by the EPC Contractor.

As consideration to the EPC Contractor, Tri-State will pay the EPC Contractor $195,611,863.00, which payment will be made over time in accordance with a milestone payment schedule. The first payment is due when Tri-State issues the notice to proceed.

The Axial EPC also includes warranty, force majeure, credit support, insurance, indemnification, risk of loss, default, and limitations of liability provisions.

The foregoing descriptions of the Axial EPC do not purport to be complete and are qualified in their entirety by reference to the full text of the Axial EPC, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Forward-Looking Statements

Certain statements included in this Current Report on Form 8-K that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “project,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, the expected notice to proceed, placed in service and substantial complete dates. These statements are based on various assumptions, whether or not identified in this Current Report on or the exhibit hereto, and on the current expectations of management and are not predictions of actual events.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1*	Turnkey Engineering, Procurement and Construction Contract (Axial Basin Solar Project), dated as of March 15, 2024, between Tri State and JSI Construction Group LLC.
* Certain identified information of this exhibit have been omitted in accordance with Item 601(a)(6) and Item 601(b)(10) of Regulation S-K because either (a) the information is both not material and the type of information that Tri-State treats as private or confidential or (b) disclosure of such information would constitute a clearly unwarranted invasion of personal privacy. Schedules, appendices, and exhibits to this exhibit were omitted pursuant to Item 601(a)(5) of Regulation S-K and Tri-State agrees to furnish a copy of such omitted schedules, appendices, and exhibits of this exhibit to the SEC upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC.

Date: March 20, 2024	By:	/s/ Todd E. Telesz
Todd E. Telesz
Senior Vice President/Chief Financial Officer